Exhibit 99.3

                      BILL OF SALE AND ASSIGNMENT AGREEMENT

                                  By and Among

                               LASALLE RE LIMITED

                                       and

                       ENDURANCE SPECIALITY INSURANCE LTD.

                            Dated as of May 16, 2002

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                      BILL OF SALE AND ASSIGNMENT AGREEMENT

            This Bill of Sale and Assignment Agreement (this "Agreement "), dated as of May 16, 2002 is entered into by and among LaSalle Re Limited, a company organized under the laws of Bermuda ("LaSalle Re") and Endurance Specialty Insurance Ltd., a company organized under the laws of Bermuda (the "Purchaser").

                               W I T N E S S E T H

            WHEREAS, LaSalle and Purchaser are, together with Trenwick Group Ltd., parties to a Transfer and Purchase Agreement, dated as of May 16, 2002, 2002 (the "Transfer and Purchase Agreement"), pursuant to which, among other things, LaSalle will sell, and Purchaser will acquire, the Transferred Assets (as defined in the Transfer and Purchase Agreement) upon the terms and subject to the conditions set forth in the Transfer and Purchase Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements set forth herein and in the Transfer and Purchase Agreement and the Related Documents, the parties hereto agree as follows:

            Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Transfer and Purchase Agreement.

            Section 2. Assignment of Transferred Assets, Acceptance of Assignment. LaSalle hereby assigns, transfers, conveys and delivers to Purchaser, and its successors and permitted assigns forever, as of the Closing Date, all of LaSalle Re's right, title and interest in and to the Transferred Assets. Purchaser hereby accepts the assignment, transfer, conveyance and delivery of the Transferred Assets.

            Section 3. No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of LaSalle Re, the Purchaser, and their respective successors and permitted assigns and nothing herein is intended or shall be construed to confer upon any Person other than LaSalle Re, the Purchaser, and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof. LaSalle Re and the Purchaser hereby acknowledge and agree that the assignment to and assumption by Purchaser pursuant to this Agreement shall not relieve LaSalle Re, Trenwick Group Ltd. or Purchaser of any of their obligations under the Transfer and Purchase Agreement, which shall remain in full force and effect.

            Section 4. Amendment. This Agreement may only be amended or modified by a written instrument executed by the parties hereto.

            Section 5. Governing Law. This Agreement shall be deemed to have been made under and governed by the laws of Bermuda, without regard to the conflict of laws provisions thereof.

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            Section 6. Consent to Jurisdiction. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of Bermuda applicable to contracts to be performed in Bermuda. The parties agree that any action or proceeding, however characterized, relating to or arising out of the Sale Transaction may be maintained in the courts of Bermuda, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of any such court for the purposes of any such action or proceeding and irrevocably agree to be bound by any judgment rendered by any such court with respect to any such action or proceeding.

            Section 7. Entire Agreement; Assignment. This Agreement and the Related Documents including all Schedules and Exhibits attached hereto and thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no agreements, restrictions, promises, representations, warranties, covenants, undertakings, other than those set forth herein. This Agreement supercedes all prior agreements and understandings between the parties with respect to such subject matters. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party without the prior written consent of each of the other parties hereto.

            Section 8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

            IN WITNESS WHEREOF, this Bill of Sale and Assignment Agreement has been duly executed and delivered by the duly authorized officers of the Sellers and Purchaser as of the date first above written.

                               LASALLE RE LIMITED

                               By:  \s\ Guy D. Hengesbaugh
                                  ----------------------------------------------
                                    Name:  Guy D. Hengesbaugh
                                    Title: President and Chief Executive Officer


                               ENDURANCE SPECIALITY INSURANCE LTD.

                               By:  \s\ Kenneth J. LeStrange
                                  ----------------------------------------------
                                    Name:  Kenneth J. LeStrange
                                    Title: Chief Executive Officer